Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated  October 30, 2014 with respect to the audited consolidated balance sheets of ADOMANI Inc. (the "Company") as of December 31, 2013 and 2012 and the related consolidated statement of operations, changes in stockholders' equity (deficit), and cash flows for the years then ended.

We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
November 12, 2014